U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Common Dwelling Fund, LLC

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

14555 Dallas Parkway

Suite 100-298

Dallas, TX 75254

(214) 226-7113

(Address, including zip code, and telephone number,

including area code of issuer's principal executive office)

JDT Legal, PLLC

Jeff Turner, Esq.

897 W Baxter Dr.

South Jordan, UT 84095

801-810-4465

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

86-2520968
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

PART II - OFFERING CIRCULAR - FORM 1-A: TIER 2

Dated: July 13, 2021

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

COMMON DWELLING FUND LLC

14555 Dallas Parkway

Suite 100-298

Dallas, TX 75254

75,000,000 Membership Interests at $1.00 per Share

Minimum Investment:  100 Shares ($100.00)

Maximum Offering: $75,000,000.00

Common Dwelling Fund, LLC, which we refer to as “we,” “us,” “our,” “Common Dwelling Fund” or “our Company,” is a newly organized Delaware limited liability company that has been formed to permit public investment in real estate properties that will be owned by our Company. We are offering on a best efforts, no minimum basis, the membership interests of our Company listed in the “Offering Table” beginning on page 7 of this offering circular.

The interests in our Company may collectively be referred to in this offering circular as the “nterests” and each, individually, as an “interest” and the offerings of the interests may collectively be referred to in this offering circular as the “offerings” and each, individually, as an “offering.” See “Securities Being Offered” for additional information regarding the interests.

The closing of this offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of interests offered in this offering have been accepted or (ii) a date determined by our Manager in its sole discretion.  If the closing has not occurred, the offering will be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Securities and Exchange Commission, or the Commission, which period may be extended by an additional six months by our Manager in its sole discretion, or (ii) any date on which our Manager elects to terminate the offering in its sole discretion, such date not to exceed the date which is 18 months from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission.  No securities are being offered by existing security-holders.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

PLEASE REVIEW ALL RISK FACTORS ON PAGES 15 THROUGH PAGE 40 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a "best efforts" basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$1.00	$0	$1.00	None
Minimum Investment	$100.00	$0	$100.00	None
Maximum Offering	$75,000,000.00	$0	$75,000,000.00	None

(1) The Company shall pay no commissions to underwriters for the sale of securities under this Offering.

(2) Does not reflect payment of expenses of this offering, which are estimated to not exceed the lesser of (i) $300,000.00 or (ii) 2%  of the total amount raised under the offering. Such expenses may include, but are not limited to, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in "USE OF PROCEEDS TO ISSUER."

(3) There are no finder's fees or other fees being paid to third parties from the proceeds. See 'PLAN OF DISTRIBUTION.'

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as 'anticipate,' 'estimate,' 'expect,' 'project,' 'plan,' 'intend,' 'believe,' 'may,' 'should,' 'can have,' 'likely' and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

OFFERING SUMMARY, PERKS AND RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

OFFERING TABLE

The table below shows key information related to the offering. Please also refer to “The Properties” and “Use of Proceeds to Issuer” for further details.

Type of Offering:	Limited Liability Company Interests

Price Per Interest:	$1.00

Minimum Investment:	$100.00 per investor (100 Interests)

Maximum Offering:	$75,000,000.00. The Company will not accept investments greater than the Maximum Offering amount.

Maximum Interests Offered:	75,000,000 interests

Use of Proceeds:	See the description in section entitled "USE OF PROCEEDS TO ISSUER" on page 32 herein.

Length of Offering:

Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 365 days from the date of qualification by the Commission, (3) if Company in its sole discretion extends the offering beyond 90 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this

Offering.

Company Overview – Our Mission

Common Dwelling Fund, LLC, is a Delaware limited liability Company, formed to permit public investment in real property assets. We believe people should have the freedom to move around to pursue new opportunities in their lives while still having access to the wealth creation that long-term home ownership and real estate investment can provide. To support this idea, we are building what we believe to be a new model for home ownership and real estate investment that doesn’t lock people into a single home or city. We are a private equity fund that builds wealth for its investors by acquiring, leasing, renovating and exiting well-located residential assets.

The strength of the fund team comes from more than 36 years of combined experience in design, construction and real estate development.  This depth of experience allows the team to operate in a very lean way.  Competitors would have to outsource design and construction expertise to provide proper oversight and good execution.  Having the resources in-house gives us an advantage in speed to market, well designed and executed product and minimizing costs.  We also are connected to an existing network of lenders, brokers, and vendors that create opportunities for off-market acquisitions.

We do not intend to compete with large institutional investors.  In comparison, our fund model is much smaller and more nimble.  This allows us to obtain much better returns and move quicker than an institution once an acquisition candidate is identified. The demand for suburban housing is fueld by the aging millennial population and their growing families. Covid-19 has further increased demand for more space due to the growing popularity of working from home either partially or full time. Compared with other alternative investment options in today’s economic environment, single-family housing presents itself as a low risk option to obtain better risk adjusted returns compared to other investment opportunities.  The strategy is to buy lower-priced homes in good school neighborhoods and lease them at rates that are competitive with similar size apartments and be at (or below) market single family home rental rates.

Our Company LLC Structure

Each single family rental home that we acquire will be owned by the Company.  The Companhy may hold a specific property that it acquires directly or in a wholly-owned subsidiary, which would be a limited liability Company organized under laws of the state in which the property is located.

We are offering membership interests in our Company, which represent limited liability Company interests in the Company. The interests of the Company described above may collectively be referred to herein as the “interests,” or “our securities” and each, individually, as an “interest” and the offerings of the interests may collectively be referred to herein as the “offerings” and each, individually, as an “offering.”  See “Description of the Securities Being Offered” for additional information regarding the interests.

Our Company’s core business will be the identification, acquisition, marketing and management of individual single family homes for the benefit of our investors. These properties may be referred to herein, collectively, as the “properties” or each, individually, as a “property.”

We do not anticipate that the Company will own anything other than the real estate.  We currently anticipate that the operations of our Company, including the acquisition of additional properties, will benefit investors by allowing investors to build a diversified portfolio of investments.

A purchaser of the interests may be referred to herein as an “investor” or “interest holder.”  There will be one or more separate closings, each referred to as a closing, with respect to each offering. The closing of this offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of interests offered in this fofering have been accepted or (ii) a date determined by our Manager in its sole discretion.  If the closing has not occurred, the offering will be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Securities and Exchange Commission, or the Commission, which period may be extended by an additional six months by our Manager in its sole discretion, or (ii) any date on which our Manager elects to terminate the offering in its sole discretion, such date not to exceed the date which is 18 months from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission.  No securities are being offered by existing security-holders.

Investment Objectives

Our investment objectives are:

•Consistent cash flow;

•Long term capital appreciation with moderate leverage;

•Favorable tax treatment of long term capital gains; and

•Capital preservation

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Impact of the COVID-19 Coronavirus Pandemic

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China. The virus has since spread to over 150 countries and every state in the United States. On March 11, 2020, the World Health Organization declared the outbreak a pandemic, and on March 13, 2020, the United States declared a national emergency.

Most states and cities have reacted by instituting quarantines, restrictions on travel, “stay at home” rules and restrictions on the types of businesses that may continue to operate, as well as guidance in response to the pandemic and the need to contain it.

Although we are just beginning our operations and the coronavirus has not yet impacted our business, we expect that, like most businesses world-wide, the coronavirus pandemic will impact us in ways that may be material. It may affect the ability of our Company to successfully conduct securities offerings and acquire properties, prospective tenants in their ability to lease and pay rent on ourproperties, our Manager to successfully manage our operations and the future value of any properties that we may acquire. We cannot presently predict the scope and severity with which, or for how long, the coronavirus will impact our business, financial condition, results of operations and cash flows. See Risk Factors below.

Securities Being Offered

Investors will acquire membership interests in our Company., See the “Description of the Securities Offered” section for further details.

The Manager

Our Company is managed by Common Dwelling Management, LLC, a Delaware limited liability Company and managing member of our Company, which we refer to herein as the “Manager.” Pursuant to the terms of our Company’s limited liability Company operating agreement, which we refer to as the “operating agreement,” the Manager will provide certain management and advisory services to our Company and to each of its subsidiaries, if any, as well as a management team and appropriate support personnel.

Management Compensation

The Manager will receive from the Company an annual asset management fee equal to one percent (1%) of the capital contributions to the Company, paid out of the Company’s net operating rental income. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with our organization and offering (up to a maximum of 2% of the gross offering proceeds), our operations and the acquisition of properties and in connection with third parties providing services to us. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion. Ty Lee, managing member of the Manager, shall receive a commission of 6% of the gross sale price upon disposition and market commissions to be paid by a seller during acquisitions if applicable.

Property Manager

The Company may appoint an affiliate of the Manager or a third-party property management Company to serve as property Manager to manage a specific property pursuant to a property management agreement.

The services provided by the property Manager would include:

•creating the asset maintenance policies for the collection of rents;

•investigating, selecting, and, on behalf of the Company, engaging and conducting business with such persons as the property Manager deems necessary to ensure the proper performance of its obligations under the property management agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, bookkeepers and accountants and any and all persons acting in any other capacity deemed by the property Manager necessary or desirable for the performance of any of the services under the property management agreement; and

•developing standards for the care of the underlying properties.

See “Description of Business—Description of the Property Management Agreement.”

Property Management Fee

As compensation for the services provided by the property Manager, the Manager will collect a property management fee equal to eight percent (8%) of rents collected on a property. To the extent that, under the terms of a specific property management agreement, the property Manager is paid a fee that is less than the eight percent (8%) charged to the Company, the Manager will receive the difference as income. If a property is vacant and not producing rental income, the property management fee will not be paid during any such period of vacancy.

Property Disposition Fee

Upon the disposition and sale of a property, the Manager will collect a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that this disposition fee will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Company, the Manager will receive the difference as income.

Operating Expenses

The Company will be responsible for the costs and expenses attributable to the activities of the Company related to its properties, including, but not limited to:

•any and all fees, costs and expenses incurred in connection with the management of a property and preparing any reports and accounts of the Company, including, but not limited to, audits of a Company's annual financial statements, tax filings and the circulation of reports to investors;

•any and all insurance premiums or expenses;

•any withholding or transfer taxes imposed on our Company or any of the members;

•any governmental fees imposed on the capital of the Company;

•any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a property Manager in connection with the affairs of the Company, or relating to legal advice directly relating to our Company’s legal affairs;

•any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with the Company;

•any indemnification payments;

•any costs, fees, or payments related to interest or financing expenses for a given property;

•any potential HOA or association fees related to a given property;

•the costs of any third parties engaged by the Manager in connection with the operations of our Company; and

•any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager will bear its own expenses of an ordinary nature.

If the Operating Expenses exceed the amount of revenues generated from a Company property and cannot be covered by any Operating Expense reserves on the balance sheet of such property, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Company, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such property (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in the Company in order to cover such additional amounts.  See Description of Business-Operating Expenses.”

Transferability

The Manager may refuse a transfer by an interest holder of its interest in the Company if such transfer would result in (a) there being more than 2,000 beneficial owners in the Company or more than 500 beneficial owners that are not “accredited investors,”, (c) a change of U.S. federal income tax treatment of the Company, or (d) our Company, the Manager, or its affiliates being subject to additional regulatory requirements. Furthermore, as the interests are not registered under the Securities Act, transfers of interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws.  See “Description of the Securities Being Offered–Restrictions on Ownership and Transfer” for more information.

Distribution Rights

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. Our Company expects the Manager to make distributions on a semi-annual basis.  However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion. For example, the Manager may determine to hold distributions until the effective distribution amount, per investor, equals or exceeds $5.00. In this case, the Manager would accrue these distributions in an escrow account or other segregated account to be distributed once the minimum distribution amount has been reached or exceeded. See “Description of the Securities Being Offered-Distribution rights.”

Our Company Information

Our principal executive offices are located at 14555 Dallas Parkway, Suite 100-298, Dallas, TX 75254, Our telephone number is (214) 226-7113. We maintain a website at www.common-dwelling.com. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute a part of this offering circular or any other reports or documents we file with or furnish to the Commission.

Summary Risk Factors

An investment in our interests involves various risks.  You should consider carefully the risks discussed below and under “Risk Factors” before purchasing our interests.  If any of the following risks occur, the business, financial condition or results of operations the Companycould be materially and adversely affected.  In that case, the value of your interests could decline, and you may lose some or all of your investment.

•We have no operating history, and there is no guarantee that we will be successful in the operation of our Company.

•The COVID-19 coronavirus pandemic and other changes in general economic and demographic conditions may cause our business to fail.

•We are employing a novel business model, which may make an investment in our interests difficult to evaluate as it is unique to the real estate industry.

•We and the Manager may not be able to successfully operate our properties or generate sufficient operating cash flows to make or sustain distributions to the holders of our interests.

•We depend on the Manager for the success of the Company and upon access to Common Dwelling Fund’s investment professionals and contractors.  We may not find a suitable replacement for the Manager if removed, or if key personnel leave the employment of the Fund or otherwise become unavailable to us.

•The termination of the Manager is generally limited to cause and certain disposition events related to a property, which may make it difficult or costly to end our relationship with the Manager with respect to the Company and/or a property.

•Potential conflicts of interest may arise among the Manager and its affiliates, on the one hand, and our Company and our investors, on the other hand.

•We may be unable to renew leases, lease vacant space or re-lease space on favorable terms or at all as the leases expire, which could materially and adversely affect the Company’s financial condition, results of operations and cash flow.

•We may not be able to control our operating costs, or the Company’s expenses may remain constant or increase, even if income from a property decreases, causing the Company’s results of operations to be adversely affected.

•Our investors do not elect or vote on our board of directors or the managing member of our Company and have limited ability to influence decisions regarding the businesses of the Company.

•Interest holders will have limited voting rights and will be bound by a majority vote.

•We have not established a minimum distribution payment level for the Company and we may be unable to generate sufficient cash flows from our operations to make distributions to holders of interests at any time in the future.

OFFERING SUMMARY

Securities being offered:

We are offering the maximum number of interests of the Company at a price per interest set forth in the “Offering Table” section above. The offering is being conducted on a “best efforts,” no offering minimum basis. The interests will be non-voting except with respect to certain matters set forth in our operating agreement.

Offering price per interest:	$1.00

Minimum and maximum subscription:

The minimum subscription by an investor in the Company is One Hundred (100) interests and the maximum subscription by any investor in interests of the Company will be limited to the maximum offering price listed in the Offering Table above.

Broker:

The Company currently does not have plans to engage a broker/dealer to assist with this Offering. Should the Company decide to engage the services of a broker/dealer, the Company will update the Offering materials accordingly.

Broker fees	Not applicable at this time.

Restrictions on investment:

Each investor must be a “qualified purchaser.”  See “Plan of Distribution and Subscription Procedure—Investor Suitability Standards” for further details.  The Manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.” Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Offering period:

The closing of this offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of interests offered in this fofering have been accepted or (ii) a date determined by our Manager in its sole discretion.  If the closing has not occurred, the offering will be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Securities and Exchange Commission, or the Commission, which period may be extended by an additional six months by our Manager in its sole discretion, or (ii) any date on which our Manager elects to terminate the offering in its sole discretion, such date not to exceed the date which is 18 months from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission.  No securities are being offered by existing security-holders.

Use of proceeds to issuer:

The proceeds received in the offering will be applied in the following order of priority of payment:

•Management Fee: A management fee equal to 1% of the amount raised through an offering.

•Acquisition Cost of the Underlying Properties: Actual cost of an underlying property of the Company paid to property seller;

•Offering Expenses: We will reimburse the Manager for offering expenses actually incurred in connection with the offering in an amount up to 2% of gross offering proceeds. In general, these costs include legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering; and

•Acquisition Expenses: In general, these expenses include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, appraisal, development and acquisition of a property by the Company.

The Manager will be responsible for all offering expenses on behalf of the Company and will be reimbursed by the Company through the proceeds of the offering for offering expenses actually incurred in an amount up to 2% of gross offering proceeds. The Companywill be responsible for its Acquisition Expenses which it will pay out of the proceeds of the offering and will reimburse the Manager for such costs as well as for certain other costs.  See “Use of Proceeds to Issuer,” “Management Compensation—Reimbursement of Expenses” and “Plan of Distribution and Subscription Procedure—Fees and Expenses” sections for further details.

Risk factors:

Investing in the interests of the Company involves risks. See the section entitled “Risk Factors” in this offering circular and other information included in this offering circular for a discussion of factors you should carefully consider before deciding to invest in our Company.

Investment Analysis

There is no assurance Common Dwelling Fund, LLC will be profitable, or that management's opinion of the Company's future prospects will not be outweighed  by the unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the interests.

RISK FACTORS

An investment in our interests involves risks.  In addition to other information contained elsewhere in this offering circular, you should carefully consider the following risks before acquiring our interests offered by this offering circular.  The occurrence of any of the following risks could materially and adversely affect the business, prospects, financial condition or results of operations of our Company, the ability of our Company to make cash distributions to the holders of interests and the market price of our interests, which could cause you to lose all or some of your investment in our interests.  Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements.  See “Forward-Looking Statements.”

Risks relating to the structure, operation and performance of our Company.

The current novel coronavirus, or COVID-19, pandemic or the future outbreak of any other highly infectious or contagious diseases, could materially and adversely impact or cause disruption to our performance, financial condition, results of operations, cash flows and ability to pay distributions. Further, the pandemic has caused disruptions in the U.S. and global economies and financial markets and created widespread business continuity issues of an as yet unknown magnitude and duration.

The impact of the COVID-19 pandemic and measures to prevent its spread could materially negatively impact our ability to launch and operate our business and our results of operations, financial condition and liquidity in a number of ways, including:

•an inability to sell our interests resulting in a lack of capital sufficient to acquire and operate our properties;

•a decrease in our revenues as a result of the inability of tenants in our properties to pay their rent timely if at all and the geographic concentration of our properties;

•changes in residential preferences may make it less likely that home renters would want to live in the regions where our properties are located;

•an inability to enforce residents’ or tenants’ contractual rental obligations and/or limits on our ability to raise rents upon lease renewals due to restrictive measures imposed by local, regional or national governmental authorities;

•the risk of a prolonged COVID-19 outbreak causing long-term damage to economic conditions, which in turn could cause material declines in the fair market value of our properties, leading to asset impairment charges and our inability to sell our properties; and

•the potential inability to maintain adequate staffing for the management and maintenance of our properties due to shelter-in-place orders and/or the continued duration or expansion of the pandemic.

The extent of the COVID-19 pandemic’s effect on our operational and financial performance will depend on future developments including the duration, spread and intensity of the outbreak, all of which are uncertain and difficult to predict.  Due to the speed with which the situation is developing, we are not able at this time to estimate the effect of these factors on our business, but the adverse impact on our business, results of operations, cash flows and financial condition could be material.

The COVID-19 pandemic has resulted in a general decline in real estate transactions and may adversely affect our growth prospects in the near term, and possibly for an extended period, depending upon the duration of the pandemic and its effects on the economy generally and the real estate market more particularly.

The COVID-19 crisis may adversely affect theoffering, primarily because equity and debt financing for real estate transactions is constrained. In addition, the crisis has made it more difficult to execute transactions as people work from home and are unable to visit properties, local governmental offices are closed and third parties such as survey, appraisal, insurance, environmental and similar services have more limited capacities. These conditions may adversely affect our ability to launch and maintain our operations while they persist.

We are a newly formed entity with limited  operating history, which makes our future performance difficult to predict.

We are a newly formed entity and have limited operating history. You should consider an investment in our interests in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives. To be successful in this market, we and the Manager must, among other things:

•identify and acquire real estate assets consistent with our investment strategies;

•increase awareness of our name within the investment products market;

•attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; and

•build and expand our operations structure to support our business.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. The failure to successfully raise operating capital, could result in our bankruptcy or other event which would have a material adverse effect on us and our investors.   There can be no assurance that we will achieve our investment objectives.

We have no historical financial operations and only recently commenced operations.

Our Company was recently formed in February 2021.  Our Company will commence operations upon the closing of the purchase of our first properties, which is expected to take place in the second or third quarter of 2021.

There can be no guarantee that our Company will reach its funding target from potential investors.

Due to the start-up nature of our Company, there can be no guarantee that our Company will reach its funding target from potential investors.  In the event our Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional properties through the issuance of further interests and monetizing them to generate distributions for investors.  In addition, if our Company is unable to raise additional funding, this may impact any investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition of additional properties.

We may not be able to control our operating costs or our expenses may remain constant or increase, even if our revenues do not increase, causing our results of operations to be adversely affected.

Factors that may adversely affect our ability to control operating costs include the need to pay for insurance and other operating costs, including real estate taxes, which could increase over time, the need periodically to repair, renovate and re-lease our single family home properties, the cost of compliance with governmental regulation, including zoning, environmental and tax laws, the potential for liability under applicable laws, interest rate levels, principal loan amounts and the availability of financing. If our operating costs increase as a result of any of the foregoing factors, our results of operations may be adversely affected.

The expense of owning and operating a property is not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from a property. As a result, if revenues decline, we may not be able to reduce our expenses accordingly. Costs associated with real estate investments, such as real estate taxes, insurance, loan payments and maintenance, generally will not be reduced even if a property is not fully occupied or other circumstances cause our revenues to decrease. If we are unable to decrease operating costs when demand for our properties decreases and our revenues decline, our financial condition, results of operations and our ability to make distributions to our investors may be adversely affected.

Competition could limit our ability to acquire attractive investment opportunities and increase the costs of those opportunities which may adversely affect us, including our profitability, and impede our growth

The real estate market is highly competitive. We will compete with other entities engaged in real estate investment activities to locate suitable single family homes to acquire and purchasers for our properties. These competitors will include REITs, private real estate funds, domestic and foreign financial institutions, life insurance companies, pension trusts, partnerships and individual investors. Some of these competitors have substantially greater marketing and financial resources than we will have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through similar channels to our Company. This competition could increase prices for properties of the type we may pursue and adversely affect our profitability and impede our growth.

Competition may impede our ability to attract or retain tenants or re-lease space, which could adversely affect our results of operations and cash flow.

The leasing of residential real estate is highly competitive.  We will compete based on a number of factors that include location, rental rates, security, suitability of a property’s design to prospective tenants’ needs and the manner in which a property is operated and marketed. The number of competing properties could have a material effect on our occupancy levels, rental rates and on the operating expenses of our properties.  If other lessors and developers of similar spaces in our markets offer leases at prices comparable to or less than the prices we offer on the properties we acquire, we may be unable to attract or retain tenants or re-lease space in our properties, which could adversely affect our results of operations and cash flow.

We may fail to successfully operate acquired properties, which could adversely affect us and impede our growth.

The Manager’s ability to identify and acquire properties on favorable terms and successfully develop, redevelop and/or operate them may be exposed to significant risks. Agreements for the acquisition of properties are subject to customary conditions to closing, including completion of due diligence investigations and other conditions that are not within our control, which may not be satisfied.  We may be unable to complete an acquisition after incurring certain acquisition-related costs. In addition, if mortgage debt is unavailable at reasonable rates, we may be unable to finance the acquisition on favorable terms in the time period we desire, or at all. We may also spend more than budgeted to make necessary improvements or renovations to acquired properties and may not be able to obtain adequate insurance coverage for new properties.  Any delay or failure to identify, negotiate, finance and consummate such acquisitions in a timely manner and on favorable terms, or operate acquired properties to meet our financial expectations, could impede our growth and have an adverse effect on us, including our financial condition, results of operations, cash flow and the market value of our interests.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact the residential real estate market, which could hinder our ability to implement our business strategy and generate returns to you.

The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in real estate asset values. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, may result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate and in rents, which in turn would reduce the value of our interests.

During an economic downturn, it may also take longer for us to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values or rents. Further, as a result of our target leverage, our exposure to adverse general economic conditions will be heightened.

All the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our investors and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under secured loans, the lenders will be entitled to proceed against the collateral granted to them to secure the debt owed.

You may be more likely to sustain a loss on your investment because the Manager does not have as strong an economic incentive to avoid losses as do Managers who have made significant equity investments in their companies.

Because it has not made a significant equity investment in our Company, the Manager will have little exposure to loss in the value of a Company’s interests. Without this exposure, our investors may be at a greater risk of loss because the Manager does not have as much to lose from a decrease in the value of our interests as do those Managers who make more significant equity investments in their companies.

Any adverse changes in the Manager’s financial health or our relationship with the Manager or its affiliates could hinder our operating performance and the return on your investment.

The Manager will utilize the Manager’s personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions to our investors is dependent upon the performance of the Manager and its affiliates as well as the Manager’s real estate professionals in the identification and acquisition of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in the Manager’s financial condition or our relationship with the Manager could hinder the Manager’s ability to successfully manage our operations and our properties.

Compliance with governmental laws, regulations and covenants that are applicable to our residential properties may adversely affect our business and growth strategies.

Residential rental properties are subject to various covenants, local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers, may restrict our use of our residential properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our residential properties, including prior to acquiring any of our residential properties or when undertaking renovations. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. We cannot assure you that existing regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that would increase such delays or result in additional costs. Our business and growth strategies may be materially and adversely affected by our ability to obtain permits, licenses and zoning approvals. Our failure to obtain such permits, licenses and zoning approvals could have a material adverse effect on us and cause the value of our interests to decline.

Risks Relating to the Offering

We are offering our interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our interests less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our interests less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to offer a diversified portfolio of properties and create economies of scale, which may adversely affect the value of the interests or the ability to make distributions to investors.

We are subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our investors receive less information.

We are required to report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of our fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of our fiscal year.

We also may elect to become a public reporting Company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth Company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth Company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

•not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth Company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth Company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth Company. We would remain an emerging growth Company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.  We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

If we are required to register under the Exchange Act of 1934, as amended, or the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and may divert attention from management of the properties by the Manager or could cause the Manager to no longer be able to afford to run our business.

The Exchange Act requires issuers with more than $10 million in total assets to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors.”  While the operating agreement presently prohibits any transfer that would result in the Companybeing held of record by more than 2,000 persons or 500 non-”accredited investors,” there can be no guarantee that we will not exceed those limits and the Manager has the ability to unilaterally amend the operating agreement to permit holdings that exceed those limits.  The Company may have more than 2,000 total interests, which would make it more likely that there accidentally would be greater than 2,000 beneficial owners of or 500 non- “accredited investors” in Company.  If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and may divert attention from management of the properties by the Manager or could cause the Manager to no longer be able to afford to run our business.

If our Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of the Company and the Manager may be forced to liquidate and wind up the Company or rescind the offering.

Our Company is not registered and will not be registered as an investment Company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager is not and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.  Our Company, the Manager has taken the position that the properties are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus our Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager is not and will not be advising with respect to securities under the Investment Advisers Act.  This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If our Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of the Company and the Manager may be forced to liquidate and wind up the Company or rescind the offering..

Possible Changes in Federal Tax Laws may materially adversely affect the value of your investment in our interests.

The Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in our Company would be limited to prospective effect.  Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Related to Conflicts of Interest

We are dependent on the Manager and its affiliates and their key personnel who provide services to us through the operating agreement, and we may not find a suitable replacement if the operating agreement is terminated, or if key personnel leave or otherwise become unavailable to us, which could have a material adverse effect on our performance.

We do not expect to have any employees and we are completely reliant on the Manager to provide us with investment and advisory services. We expect to benefit from the personnel, relationships and experience of the Manager’s executive team and other personnel and investors of the Manager and expect to benefit from the same highly experienced personnel and resources we need for the implementation and execution of our investment strategy.  Each of our executive officers also serves as an officer of the Manager. The Manager will have significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and relationships of the executive officers and key personnel of the Manager. The executive officers and key personnel of the Manager will evaluate, negotiate, close and monitor our properties. Our success will depend on their continued service.

In addition, we offer no assurance that the Manager will remain the Manager or that we will continue to have access to the Manager’s principals and professionals. If the operating agreement is terminated and no suitable replacement is found to manage us, our ability to execute our business plan will be negatively impacted.

The ability of the Manager and its officers and other personnel to engage in other business activities, including managing other similar companies, may reduce the time the Manager spends managing the business of our Company and may result in certain conflicts of interest.

Our officers also serve or may serve as officers or employees of Common Dwelling Management LLC, as well as other Manager-sponsored vehicles, and other companies unaffiliated with the Manager. These other business activities may reduce the time these persons spend managing our business. Further, if and when there are turbulent conditions in the real estate markets or distress in the credit markets or other times when we will need focused support and assistance from the Manager, the attention of the Manager’s personnel and our executive officers and the resources of the Manager may also be required by the Manager-sponsored vehicles.  In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed or if we were not managed by the Manager.  In addition, these persons may have obligations to those entities, the fulfillment of which might not be in the best interests of us, or any of our investors. Our officers and the Manager may face conflicts of interest in allocating sale, financing, leasing and other business opportunities among the real properties owned by the companies.

The terms of the operating agreement make it so that it may adversely affect our inclination to end our relationship with the Manager.

Under the terms of the operating agreement, holders of interests our Company have the right to remove our Manager as Manager of our Company, by a vote of two-thirds of the holders of all interests our Company (excluding our Manager) voting together, in the event our Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection our Company. Unsatisfactory financial performance does not constitute grounds to terminate and remove the Manager under the operating agreement. These provisions make it difficult to end our Company’s relationship with the Manager, even if we believe the Manager’s performance is not satisfactory.

The operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

The operating agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our bylaws, or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

There are conflicts of interest among us, the Manager and its affiliates.

Each of our executive officers is an executive officer of the Manager. All the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s-length negotiations. Some of the conflicts inherent in our Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. The Manager and its affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of our interests.

The operating agreement provides the Manager with broad powers and authority which may exacerbate the existing conflicts of interest among your interests and those of the Manager, its executive officers and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

•The Manager or a Manager affiliate will be selling properties to the Company. The Manager will be setting the purchase price that the Company will pay for such a property, which price may be higher than appraised values or comparable property prices;

•the Manager, its executive officers and its other affiliates may continue to offer other real estate investment opportunities, including equity offerings similar to this offering, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

•the Manager, its executive officers and its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits or fees or other compensation from any other business owned and operated by the Manager, its executive officers and/or its other affiliates for their own benefit;

•we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with third party on an arm’s length basis; and

•the Manager, its executive officers and its other affiliates are not required to devote all of their time and efforts to our affairs.

 We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any transaction to which we or any of our subsidiaries has an interest or engaging for their own account in business activities of the types conducted by us.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. In addition, our management agreement with the Manager does not prevent the Manager and its affiliates from engaging in additional management or investment opportunities, some of which could compete with us.

The Manager’s liability is limited under the operating agreement, and we have agreed to indemnify the Manager against certain liabilities.  As a result, we may experience poor performance or losses of which the Manager would not be liable.

Pursuant to our Company’s operating agreement, the Manager will not assume any responsibility other than to render the services called for thereunder and not will be responsible for any action of our board of directors in following or declining to follow its advice or recommendations.  Under the terms of the operating agreement, the Manager, its officers, investors, members, Managers, directors and personnel, any person controlling or controlled by the Manager and any person providing sub-advisory services to the Manager will not be liable to us, any subsidiary of ours, our board of directors, or our investors, members or partners or any subsidiary’s investors, members or partners for acts or omissions performed in accordance with and pursuant to the operating agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under Accordingly, we and our investors will only have recourse and be able to seek remedies against the Manager to the extent it breaches its obligations pursuant to the operating agreement. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.  We have agreed to reimburse, indemnify and hold harmless the Manager, its officers, investors, members, Managers, directors and personnel, any person controlling or controlled by the Manager and any person providing sub-advisory services to the Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from, acts or omissions of such indemnified parties not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of the Manager’s duties, which has a material adverse effect on us.  In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the operating agreement because of our desire to maintain our ongoing relationship with the Manager.

Risks Related to Real Estate Investments Generally

Our real estate assets will be subject to the risks typically associated with real estate.

Our real estate assets will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

•natural disasters such as hurricanes, earthquakes and floods;

•acts of war or terrorism, including the consequences of terrorist attacks;

•adverse changes in national and local economic and real estate conditions;

•an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

•changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•costs of remediation and liabilities associated with environmental conditions affecting properties; and;

•the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to a property. Many expenditures associated with a property (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the property. These factors may have a material adverse effect on the value that we can realize from our assets.

Many factors impact the residential rental market, and if rents do not increase sufficiently to keep pace with rising costs of operations, our income and distributable cash will decline.

The success of our business model depends, in part, on conditions in the residential rental market. Our acquisitions will be premised on assumptions about occupancy levels and rental rates, and if those assumptions prove to be inaccurate, our cash flows and profitability will be reduced.

We anticipate involvement in a variety of litigation.

We anticipate involvement in a range of legal actions in the ordinary course of business. These actions may include eviction proceedings and other landlord-tenant disputes, challenges to title and ownership rights and issues with local housing officials arising from the condition or maintenance of one or more of our residential properties. These actions can be time consuming and expensive. We cannot assure you that we will not be subject to expenses and losses that may adversely affect our operating results.

We may be subject to unknown or contingent liabilities related to properties that we acquire for which we may have limited or no recourse against the sellers.

Assets and entities that we may acquire in the future may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the sellers. Unknown or contingent liabilities might include liabilities for clean-up or remediation of environmental conditions, claims of tenants, vendors or other persons dealing with the acquired entities, tax liabilities and other liabilities whether incurred in the ordinary course of business or otherwise. In the future we may enter into transactions with limited representations and warranties or with representations and warranties that do not survive the closing of the transactions or that only survive for a limited period, in which event we would have no or limited recourse against the sellers of such properties. While we expect to usually require the sellers to indemnify us with respect to breaches of representations and warranties that survive, such indemnification is often limited and subject to various materiality thresholds, a significant deductible or an aggregate cap on losses.

As a result, there is no guarantee that we will recover any amounts with respect to losses due to breaches by the sellers of their representations and warranties. In addition, the total amount of costs and expenses that we may incur with respect to liabilities associated with acquired properties and entities may exceed our expectations, which may adversely affect our business, financial condition, results of operations and cash flow. Finally, we expect that indemnification agreements between us and the sellers will typically provide that the sellers will retain certain specified liabilities relating to the assets and entities acquired by us. While the sellers are generally contractually obligated to pay all losses and other expenses relating to such retained liabilities, there can be no guarantee that such arrangements will not require us to incur losses or other expenses as well.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

The value of a property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase a property.

We may be unable to renew leases or re-lease space as leases expire.

If tenants do not renew their leases upon expiration, we may be unable to re-lease the vacated home. Even if the tenants do re-lease the lease or we are able to re-lease to a new tenant, the terms and conditions of the new lease may not be as favorable as the terms and conditions of the expired lease.  If the rental rates for our properties decrease or we are not able to release a significant portion of our available and soon-to-be-available space, our financial condition, results of operations, cash flow, the market value of our interests and our ability to satisfy our debt obligations and to make distributions to our could be adversely affected.

The actual rents we receive for a property may be less than estimated market rents, and we may experience a decline in realized rental rates from time to time, which could adversely affect our financial condition, results of operations and cash flow.

As a result of potential factors, including competitive pricing pressure in the residential rental market, a general economic downturn and the desirability of our properties compared to other, we may be unable to realize our estimated market rents for a property. In addition, depending on market rental rates at any given time as compared to expiring leases in our properties, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases. If we are unable to obtain sufficient rental rates for a property, then our ability to generate cash flow growth will be negatively impacted.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to our investors. In addition, the resale value of the property could be diminished because the market value of our properties may depend in part upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of our investors’ investment.

Further, a decline in general economic conditions could lead to an increase in tenant defaults, lower rental rates and less demand for residential real estate space in that market. As a result of these trends, we may be more inclined to provide leasing incentives to our tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return.

We may be required to make rent or other concessions and/or significant capital expenditures to improve the properties in order to retain and attract tenants, generate positive cash flow or to make real estate properties suitable for sale, which could adversely affect us, including our financial condition, results of operations and cash flow.

In the event there are adverse economic conditions in the real estate market which leads to an increase in tenant defaults, lower rental rates and less demand for residential real estate space in that market, we may be more inclined to increase concessions to tenants, accommodate increased requests for renovations and offer improvements or provide additional services to our tenants in order to compete in a more competitive leasing environment, all of which could negatively affect our cash flow.  If the necessary capital is unavailable, we may be unable to make these potentially significant capital expenditures.  This could result in non-renewals by tenants upon expiration of their leases and our vacant space remaining untenanted, which could adversely affect our financial condition, results of operations, cash flow and the market value of our interests.

Our dependence on rental revenue may adversely affect us, including our profitability, our ability to meet our debt obligations and our ability to make distributions to our investors.

Our income will be primarily derived from rental revenue from real property.  As a result, our performance will depend on our ability to collect rent from tenants. Our income and funds for distribution would be adversely affected if a significant number of our tenants:

•delay lease commencements;

•decline to extend or renew leases upon expiration;

•fail to make rental payments when due; or

•declare bankruptcy.

Any of these actions could result in the termination of such tenants’ leases with us and the loss of rental revenue attributable to the terminated leases. In these events, we cannot assure you that such tenants will renew those leases or that we will be able to re-lease spaces on economically advantageous terms or at all. The loss of rental revenues from our tenants and our inability to replace such tenants may adversely affect us, including our profitability, our ability to meet our debt and other financial obligations and our ability to make distributions to our investors.

We may engage in development, redevelopment or repositioning activities in the future, which could expose us to different risks that could adversely affect us, including our financial condition, cash flow and results of operations.

We may engage in development, redevelopment or repositioning activities with respect to properties that we acquire as we believe market conditions dictate.  If we engage in these activities, we will be subject to certain risks, which could adversely affect us, including our financial condition, cash flow and results of operations. These risks include, without limitation:

•the availability and pricing of financing on favorable terms or at all;

•the availability and timely receipt of zoning and other regulatory approvals;

•the potential for the fluctuation of occupancy rates and rents at development and redeveloped properties, which may result in our investment not being profitable;

•start up, development, repositioning and redevelopment costs may be higher than anticipated;

•cost overruns and untimely completion of construction (including risks beyond our control, such as weather or labor conditions or material shortages); and

•changes in the pricing and availability of buyers and sellers of such properties.

These risks could result in substantial unanticipated delays or expenses and could prevent the initiation or the completion of development and redevelopment activities, any of which could have an adverse effect on our financial condition, results of operations, cash flow, the market value of our interests and our ability to satisfy our debt obligations and to make distributions to our investors.

Our properties may be subject to impairment charges.

We will periodically evaluate our real estate investments for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, tenant performance and legal structure. For example, the early termination of, or default under, a lease by a tenant may lead to an impairment charge. If we determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of a property. Impairment charges also indicate a potential permanent adverse change in the fundamental operating characteristics of the impaired property. There is no assurance that these adverse changes will be reversed in the future and the decline in the impaired property’s value could be permanent.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could adversely affect our financial condition and ability to pay distributions to our investors.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Chapter 11 of the United States bankruptcy code. A bankruptcy filing by one of our tenants or any guarantor of a tenant’s lease obligations would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. There is no assurance the tenant or its trustee would agree to assume the lease. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages that is limited in amount and which may only be paid to the extent that funds are available and in the same percentage as is paid to all other holders of unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases and could ultimately preclude full collection of these sums. A tenant or lease guarantor bankruptcy could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available to pay distributions to our investors.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. In addition, to the extent our participation represents a minority interest, a majority of the participants may be able to take actions which are not in our best interests because of our lack of full control. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Property taxes could increase due to property tax rate changes or reassessment, which could impact our cash flow.

The Company generally will be required to pay state and local taxes on its properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, the value of our interests and our ability to satisfy our principal and interest obligations and to make distributions to our investors could be adversely affected.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage, including due to the non-renewal of the Terrorism Risk Insurance Act of 2002, or the TRIA, could reduce our cash flows and the return on our investors’ investments.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with such catastrophic events could sharply increase the premiums we pay for coverage against property and casualty claims.

This risk is particularly relevant with respect to potential acts of terrorism. The TRIA, under which the U.S. federal government bore a significant portion of insured losses caused by terrorism, will expire on December 31, 2020, and there can be no assurance that Congress will act to renew or replace the TRIA following its expiration. If the TRIA is not renewed or replaced, terrorism insurance may become difficult or impossible to obtain at reasonable costs or at all, which may result in adverse impacts and additional costs to us.

Changes in the cost or availability of insurance due to the non-renewal of the TRIA or for other reasons could expose us to uninsured casualty losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of our investors’ investments. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to investors.

Additionally, mortgage lenders insist in some cases that multifamily property owners purchase coverage against terrorism as a condition for providing mortgage loans. Accordingly, to the extent terrorism risk insurance policies are not available at reasonable costs, if at all, our ability to finance or refinance our properties could be impaired. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses.

Climate change may adversely affect our business.

To the extent that climate change does occur and affects the markets that we invest in, we may experience extreme weather and changes in precipitation and temperature, all of which may result in physical damage or a decrease in demand for a property that we acquire. Should the impact of climate change be material in nature or occur for lengthy periods of time, the financial condition or results of operations for a property the Company would be adversely affected. In addition, changes in federal and state legislation and regulation on climate change could result in increased capital expenditures to improve the energy efficiency of a property that we acquire in order to comply with such regulations.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Multiple property portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a portfolio acquisition does not close may be greater than in a single-property acquisition. A seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions to our investors.

Tenant relief laws may negatively impact our rental income and profitability.

As landlord of numerous residential properties, we may be involved in evicting residents who are not paying their rent or are otherwise in material violation of the terms of their lease. Eviction activities will impose legal and Managerial expenses that will raise our costs. The eviction process is typically subject to legal barriers, mandatory “cure” policies and other sources of expense and delay, each of which may delay our ability to gain possession and stabilize the home. Additionally, state and local landlord-tenant laws may impose legal duties to assist residents in relocating to new housing or restrict the landlord’s ability to recover certain costs or charge residents for damage that residents cause to the landlord’s premises. We and any property Managers we hire will need to be familiar with and take all appropriate steps to comply with all applicable landlord-tenant laws, and we will need to incur supervisory and legal expenses to ensure such compliance. To the extent that we do not comply with state or local laws, we may be subjected to civil litigation filed by individuals, in class actions or by state or local law enforcement. We may be required to pay our adversaries’ litigation fees and expenses if judgment is entered against us in such litigation or if we settle such litigation.

Rent control or rent stabilization laws could prevent us from raising rents to offset increases in operating costs.

Various states, cities, or municipalities have a system of rent regulations known as rent stabilization and rent control. Tenants of regulated apartments are entitled to receive required services, to have their leases renewed, and may not be evicted except on grounds allowed by law. If we acquire properties that include regulated apartments, these regulations could limit the amount of rent we are able to collect, which could have a material adverse effect on our ability to fully take advantage of the investments that we make in our properties.  In addition, there can be no assurance that changes to rent control or rent stabilization laws will not have a similar or greater negative impact on our ability to collect rents.

Our targeted investments may include condominium interests. Condominium interests are subject to special risks that may reduce your return on investment.

Our targeted investments may include condominium interests, which is a type of common ownership interest. Common ownership interests are subject to special risks that may reduce your return on investment. For example, common ownership interests are governed by associations which we, as a condominium unit owner, have a vote. We may be outvoted by the other members of the condominium respecting matters that materially impact the management, appearance, safety or financial soundness of the dwelling or of the association.

The value of common ownership interests may be decreased by the default of other interest holders on their homeowners association, or HOA, fees or similar fees. If enough holders default on their fees, the HOA’s liquidity and net worth may decrease dramatically. If the HOA or board is forced to foreclose on any delinquent interests representing the condominium interests, a lowered value realized at the foreclosure sale may adversely impact the market value of every other unit.

We, as a common ownership interest owner, will also be required to pay HOA fees. If we default in our payment, we may be obligated to pay financial penalties or, in severe circumstances, our unit may be foreclosed on by the board or the HOA. If the board or HOA is mismanaged or if the applicable property suffers from neglect or deferred maintenance, HOA may increase, which may reduce our cash flow from operations and your ability to receive distributions.

Real estate investments are relatively illiquid and may limit our flexibility.

Real estate investments are relatively illiquid, which may tend to limit our ability to react promptly to changes in economic or other market conditions.  Our ability to dispose of assets in the future will depend on prevailing economic and market conditions.  Our inability to sell our properties on favorable terms or at all could have an adverse effect on our sources of working capital and our ability to satisfy our debt obligations.  In addition, real estate can at times be difficult to sell quickly at prices we find acceptable. When we sell any of our assets, we may recognize a loss on such sale.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions to our investors and make additional investments.

We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, or FDIC, only insures amounts up to $250,000 per depositor per insured bank. We expect to have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over $250,000.

The occurrence of a cyber incident, or a deficiency in our cyber security, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, or damage to our business relationships, all of which could negatively impact our financial results.

We collect and retain certain personal information provided by our investors and tenants in the properties owned by theCompany.  While expect to implement a variety of security measures to protect the confidentiality of this information and periodically review and improve our security measures, we can provide no assurance that we will be able to prevent unauthorized access to this information.  A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of our information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. As our reliance on technology has increased, so have the risks that could directly result from the occurrence of a cyber incident including operational interruption, damage to our relationship with our tenants, and private data exposure, any of which could negatively impact our reputation and financial results.

We may enter into long-term leases with tenants in certain properties, which may not result in fair market rental rates over time.

We may enter into long-term leases with tenants of certain of the properties or include renewal options that specify a maximum rate increase. These leases would provide for rent to increase over time; however, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution to our investors could be lower than if we did not enter into long-term leases.

We will depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to make distributions to our investors.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. If a tenant defaults we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a tenant defaults on or terminates a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to our investors.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Actions of any joint venture partners that we may have in the future could reduce the returns on joint venture investments and decrease our investors’ overall return.

We may enter into joint ventures to acquire properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our investors.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to substantial liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. Even if we are not subject to liability, other costs, which we would undertake to avoid or mitigate any such liability, such as the cost of removing or remediating hazardous or toxic substances could be substantial. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, including hazardous substances that have not been detected, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions to our investors and may reduce the value of your investment.

Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to our investors.

The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our investors. We may be subject to all the risks described here even if we do not know about the hazardous materials and if the previous owners did not know about the hazardous materials on the property.

In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our projects could require us to undertake a costly remediation program to contain or remove the mold from the affected property or development project, which would adversely affect our operating results.

Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us or our property Manager and its assignees from operating such properties. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability.

Costs associated with complying with the Americans with Disabilities Act and similar laws (including but not limited to Fair Housing Amendments Act of 1988 and the rehabilitation Act of 1973) may decrease cash available for distributions to our investors.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Fair Housing Amendments Act of 1988 requires apartment communities first occupied after March 13, 1991 to comply with design and construction requirements for disabled access. For projects receiving federal funds, the Rehabilitation Act of 1973 also has requirements regarding disabled access.  If one or more of our properties that we acquire are not in compliance with such laws, then we could be required to incur additional costs to bring the property into compliance. We cannot predict the ultimate amount of the cost of compliance with such laws. Noncompliance with these laws could also result in the imposition of fines or an award of damages to private litigants. Substantial costs incurred to comply with such laws, as well as fines or damages resulting from actual or alleged noncompliance with such laws, could adversely affect us, including our future results of operations and cash flows.

Declines in the market values of the assets we invest in may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our investors.

Some of the assets we invest in may be classified for accounting purposes as “available-for-sale.” These investments will be carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to investors’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale asset falls below its amortized value and is not temporary, we will recognize a loss on that asset on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of the assets we invest in may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to our investors.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of, and the cash flows from, residential real estate properties, which could significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to our investors.

Deficiencies in our internal control over financial reporting could adversely affect our ability to present accurately our financial statements and could materially and adversely affect us, including our business, reputation, results of operations, financial condition or liquidity.

Effective internal control is necessary for us to accurately report our financial results. There can be no guarantee that our internal control over financial reporting will be effective in accomplishing all control objectives all of the time.  As we grow our business, our internal control will become more complex, and we may require significantly more resources to ensure our internal control remains effective. Deficiencies, including any material weakness, in our internal control over financial reporting which may occur in the future could result in misstatements of our results of operations that could require a restatement, failing to meet our reporting obligations and causing investors to lose confidence in our reported financial information. These events could materially and adversely affect us, including our business, reputation, results of operations, financial condition or liquidity.

Risks Related to Ownership of our Interests

There is currently no public trading market for our securities.

There is currently no public trading market for any of our interests, and an active market may not develop or be sustained.  If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price.  Even if a public market does develop, the market price could decline below the amount you paid for your interests.

If a market ever develops for our interests, the market price and trading volume may be volatile.

If a market develops for our interests, the market price of our interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, Company properties or the Company, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share prices, the value of our interests may decline as well.

In addition, fluctuations in operating results of a particular property or the failure of operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary certifications or licenses to conduct our business.

There may be state law restrictions on an investor’s ability to sell the interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by broker-dealers, if any, who agree to serve as the market-makers for our interests. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our interests. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

Lack of voting rights.

Our Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors.  The investors only have limited voting rights in the Company. Investors will therefore be subject to any amendments the Manager makes (if any) to the operating agreement and allocation policy and also any decision it takes in respect of our Company, which the investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the investors as a whole but only a limited number.

Furthermore, our Manager can only be removed as Manager of our Company  in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with our Company. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating a property.

This offering is being conducted on a “best efforts” basis and we may not be able to execute our growth strategy if we are unable to raise this capital.

We are offering the interests on a “best efforts” basis, and we can give no assurance that all of the offered interests will be sold. If you invest in our interests and more than the minimum number of offered interests are sold, but less than all of the offered interests are sold, the risk of losing your entire investment will be increased. If substantially less than the maximum amount of interests offered are sold, we may be unable to fund all the intended uses described in this offering circular from the net proceeds anticipated from this offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds.

The offering price for the interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our interests can be traded publicly.

The price of the interests is a derivative result of the cost that the Company is expected to incur in acquiring a property.  These prices do not necessarily accurately reflect the actual value of the interests or the price that may be realized upon disposition of the interests.

Funds from purchasers acCompanying subscriptions for the interests will not accrue interest while in escrow.

The funds paid by an for interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an interestholder in the Company, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the offering. No subscriptions will be accepted, and no interests will be sold unless valid subscriptions for the offering are received and accepted prior to the termination of the applicable offering. If we terminate an offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed.

Any dispute in relation to the operating agreement is subject to the exclusive jurisdiction of the State of Delaware, except where federal law requires that certain claims be brought in federal courts.  The operating agreement, to the fullest extent permitted by applicable law, provides for investors to waive their right to a jury trial.

Each investor will covenant and agree not to bring any claim in any venue other than the State of Delaware, or if required by federal law, a federal court of the United States, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an interest holder were to bring a claim against our Company or the Manager pursuant to the operating agreement and such claim was governed by state law, it would have to bring such claim in the State of Delaware. The operating agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for investors to consent to exclusive jurisdiction to Delaware courts and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the Delaware, which govern the operating agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the operating agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to the operating agreement and our interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the operating agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the operating agreement with a jury trial. No condition, stipulation or provision of the operating agreement or our interests serves as a waiver by any or beneficial owner of our interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, our Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and our Company believes that the provision does not impact the rights of any or beneficial owner of our interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations and may limit an investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an investor to the extent a judge might be less likely than a jury to resolve an action in the investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DILUTION

Dilution means a reduction in value, control or earnings of the interests an investor owns.  There will be no dilution to any investors associated with this offering. However, from time to time, additional interests in the Company may be issued in order to raise capital to cover ongoing operating expenses. See “Description of Business-Operating Policies-Equity Capital Policies” for further details.

DESCRIPTION OF BUSINESS

Company Overview – Our Mission

Common Dwelling Fund, LLC, is a Delaware limited liability Company, formed to permit public investment in real property assets. We believe people should have the freedom to move around to pursue new opportunities in their lives while still having access to the wealth creation that long-term home ownership and real estate investment can provide. To support this idea, we are building what we believe to be a new model for home ownership and real estate investment that doesn’t lock people into a single home or city. We are a private equity fund that builds wealth for its investors by acquiring, leasing, renovating and exiting well-located residential assets.

The strength of the fund team comes from more than 36 years of combined experience in design, construction and real estate development.  This depth of experience allows the team to operate in a very lean way.  Competitors would have to outsource design and construction expertise to provide proper oversight and good execution.  Having the resources in-house gives us an advantage in speed to market, well designed and executed product and minimizing costs.  We also are connected to an existing network of lenders, brokers, and vendos that create opportunities for off-market acquisitions.

We do not intend to compete with large institutional investors.  In comparison, our fund model is much smaller and more nimble.  This allows us to obtain much better returns and move quicker than an institution once an acquisition candidate is identified. With interest rates at historic lows, the demand for suburban housing from milenials and limited options for alternative investments in today’s economic environment, single-family housing presents itself as a low risk option to obtain better risk adjusted returns compared to other investment opportunities.  The strategy is to buy lower-priced homes in good school neighborhoods and lease them at rates that are competitive with similar size apartments and be at (or below) market single family home rental rates.

Our Company LLC Structure

Each single family rental home that we acquire will be owned by the Company.  The Companhy may hold a specific property that it acquires directly or in a wholly-owned subsidiary, which would be a limited liability Company organized under laws of the state in which the property is located.

We are offering membership interests in our Company, which represent limited liability Company interests in the Company. The interests of the Company described above may collectively be referred to herein as the “interests,” or “our securities” and each, individually, as an “interest” and the offerings of the interests may collectively be referred to herein as the “offerings” and each, individually, as an “offering.”  See “Description of the Securities Being Offered” for additional information regarding the interests.

Our Company’s core business will be the identification, acquisition, marketing and management of individual single family homes for the benefit of our investors. These properties may be referred to herein, collectively, as the “properties” or each, individually, as a “property.”

We do not anticipate that the Company will own anything other than the real estate properties.  We currently anticipate that the operations of our Company, including the acquisition of additional properties, will benefit investors by allowing investors to build a diversified portfolio of investments.

A purchaser of the interests may be referred to herein as an “investor” or “interest holder.”  The closing of this offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of interests offered in this fofering have been accepted or (ii) a date determined by our Manager in its sole discretion.  If the closing has not occurred, the offering will be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Securities and Exchange Commission, or the Commission, which period may be extended by an additional six months by our Manager in its sole discretion, or (ii) any date on which our Manager elects to terminate the offering in its sole discretion, such date not to exceed the date which is 18 months from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission.  No securities are being offered by existing security-holders.

Investment Objectives

Our investment objectives are:

•Consistent cash flow;

•Long term capital appreciation with moderate leverage;

•Favorable tax treatment of long term capital gains; and

•Capital preservation

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Our Investment Criteria

Homes that pass our screening process must meet financial criteria and possess certain qualities.

*Within a Good School District: The single most important criteria is that the assets must have access to good schools. We utilize existing research available through various websites such as greatschools.org that provide ratings based on standardized test results, college readiness, academic progress, equity, discipline, and attendance data. Renters that value good education exhibit characteristics desirable for a landlord.

*Near Restaurants & Retail: Dallas-Fort Worth as a whole consistently surpasses national statistics of employment and job growth, even during recessions. Ideal assets would be located near major thoroughfares making access to the metroplex and jobs convenient. Being close to popular restaurants and retail will make assets even more attractive as most homeowners spend time near their residence.

*Minimum 6% Yield on Equity: The thesis is to find the least expensive houses in well located areas. Doing so allows the rental rate to be competitive and maximize the spread between debt service and gross rental revenue. At a minimum, the goal is to achieve a 6% yield on capital through rental revenue. For example, if the purchase price for a home is $300,000, the down payment would be $60,000. If the spread between debt service and rental revenue is $300, that provides an annual yield on capital of 6%.

*Potential for Design: All houses purchased by the fund must have a layout that supports current lifestyles as well as the potential to be aesthetically pleasing. Natural light, modern details, and functional room layout all make a home feel and work better. Homes that are appealing give renters and buyers what they want, enhance neighbourhoods, and have less down time.

Initial Target Markets

Our initial target markets include Richardson, Coppell, Allen, McKinney, Plano and Frisco. School district rankings are 311th , 9th , 37th , 247th , 136th and 31st out of 980 respectively. Richardson is attractive due to its geographic location, access to some of the best restaurants/retail and low cost of living. It is at the halfway point between downtown Dallas and the popular suburbs of the North making access to employment convenient.

Of all of the target markets mentioned, Coppell has the highest school district ranking and is also centrally located within the metroplex.

McKinney, Plano and Frisco are popular as well among families for great schools and quality of life.

Responsiveness & Good Communication

Critical to lease renewals is providing good service. The best marketing strategy is still reputation and positive tenant reviews. Our goal is to respond to any non-urgent tenant requests within 24 hours and urgent requests within an hour. No matter how small a request may seem, the issue may be perceived by the tenant as significant.

Constant communication and updates as to the status of resolution creates trust and confidence in our ability to provide good service. We will leverage technology to automate communication and tenant experience management.

Responsiveness

With the Manager’s background in commercial real estate development, we understand the importance of service as a differentiator and brand protector in a competitive environment.

Technology

We utilize the most current and relevant websites, apps and tools that are free to landlords. For example, Zillow allows potential tenants to apply on their platform to rent one of our properties. Zillow makes an application fee and we obtain criminal background checks, credit reports, employment history free of charge. Along with the traditional marketing tools, social media will be the most powerful tool to ensure we reach the largest renter base.

PLAN OF DISTRIBUTION

We are offering the membership interests of our Company in the “Offering Table” beginning on page iii of this offering circular. The offering is being conducted on a “best efforts,” no offering minimum basis. The initial offering price for the interests was determined by the Manager.

Each of the offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an investor must meet in order to participate in these offerings, see “Investor Suitability Standards” below. As a Tier 2 offering pursuant to Regulation A under the Securities Act, these offerings will be exempt from state law “Blue Sky” registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our interests are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange.

The closing of this offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of interests offered in this fofering have been accepted or (ii) a date determined by our Manager in its sole discretion.  If the closing has not occurred, the offering will be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Securities and Exchange Commission, or the Commission, which period may be extended by an additional six months by our Manager in its sole discretion, or (ii) any date on which our Manager elects to terminate the offering in its sole discretion, such date not to exceed the date which is 18 months from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission.  No securities are being offered by existing security-holders.

Those persons who want to invest in our interests must sign a subscription agreement for the the offering, which will contain representations, warranties, covenants, and conditions customary for offerings of this type for limited liability companies. See “How to Subscribe” below for further details.  Copies of the form of subscription agreement for this offering are filed as Exhibit 4.1 and onwards to the offering statement of which this offering circular forms a part.

Investor Suitability Standards

Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) including: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of our Company does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

An investment in our interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the interests. See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an investor is One Hundred (100) interests and the maximum subscription by any investor will be limited to the maximum offering amount, or Seventy Five Million (75,000,000) interests.

Broker

We have engaged [NAME], a broker-dealer registered with the Commission and a member of FINRA and SIPC, to perform the following administrative and compliance related functions in connection with our offerings, but not for underwriting or placement agent services:

•Review investor information, including KYC, or Know Your Customer data, AML, or Anti Money Laundering, and other compliance background checks, and provide a recommendation to the Company whether or not to accept investor as a customer.

•Review each investors subscription agreement to confirm such investors participation in the offering and provide a determination to the Company whether or not to accept the use of the subscription agreement for the investor’s participation.

•Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor;

•Not provide any investment advice nor any investment recommendations to any investor.

•Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks).

•Coordinate with third party providers to ensure adequate review and compliance.

[NAME] will be registered in each state where each offering and sale of interests will occur, prior to the launch of each offering. [NAME] will receive a brokerage fee but will not purchase any Company interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with this offering.

The broker-dealer agreement with [NAME] will remain in effect for a period of twelve (12) months and will renew automatically for successive renewal terms of twelve (12) months each unless either party provides notice to the other party of non-renewal at least sixty (60) days prior to the expiration of the current term.

Fees and Expenses

See “Use of Proceeds to Issuer” for a description of the specific expenses for each offering.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular Supplement. The offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the Commission and any offering circular Supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The offering statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission’s website at www.sec.gov.

How to Subscribe

Potential investors who are “qualified purchasers” may subscribe to purchase interests in the offering until the final closing.

Any potential investor wishing to acquire any interests in the Company must:

1. Carefully read this offering circular, and any current supplement, as well as any documents described in the offering circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in the Company is suitable for you.

2. Review, complete, and sign the subscription agreement (including the “Investor Qualification and Attestation” attached thereto). Send the signed subscription agreement and a funds of acceptance check to the following address:

14555 Dallas Parkway

Suite 100-298

Dallas, TX 75254

3. The Manager will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any offering at any time prior to a closing.

4. Once the review is complete, the Manager will inform you whether or not your application to subscribe for the interests is approved or denied and if approved, the number of interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

5. If all or a part of your subscription is approved, then the number of interests you are entitled to subscribe for will be issued to you upon the closing.

By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and the operating agreement of our Company, or the operating agreement, as it may be amended from time to time. Our Company will rely on the information you provide in the subscription agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and [NAME] to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued interests in the Company, please notify the Manager immediately using the contact details set out in the subscription agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company's current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The sources and uses will vary depending on a number of factors including purchase price, debt terms and other non-controllable outside factors. We anticipate approximately 90% of the proceeds to be allocated towards gross purchase price of real property with the remaining 10% allocated towards general working capital as follows:

$1.00/Interest Offering Price:	100%	75%	50%	25%
Property Acquisitions	67,500,000	50,625,000	33,750,000	16,875,000

General Working Capital (1)(2)	7,500,000	5,625,000	3,750,000	1,875,000

Total	75,000,000	56,250,000	37,500,000	18,750,000

(1)We will reimburse the Manager for offering expenses actually incurred for the offering in an amount up to 2% of gross offering proceeds. Our Manager will be responsible for any offering expenses above this amount.

(2)Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, commissions, and inspection costs. To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Acquisition, Operating and certain other costs that are advanced by the Manager will be reimbursed out of the net proceeds of the offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The Manager reserves the right to modify the use of proceeds based on the factors set forth above.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Overview

Since its formation, our Company has been engaged primarily in preparing to acquire properties for its planned offering, and developing the financial, offering and other materials to beign fundraising. We are considered to be a development stage Company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

Emerging Growth Company

We may elect to become a public reporting Company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth Company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth Company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

•not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth Company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth Company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth Company. We would remain an emerging growth Company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Impact of the COVID-19 Coronavirus Pandemic

On March 11, 2020, the World Health Organization declared the outbreak of COVID-19, a pandemic. As we are just beginning our operations, COVID-19 has not had an impact on our business to date.  The rapid development and fast-changing nature of the COVID-19 pandemic creates many unknowns that could have a future material impact on our operations and the operations of the Company.  The pandemic’s duration and severity and the extent of the adverse health impact on the general population and on the local population where our properties are and will be located are among the unknowns.  These, among other items, will likely impact the economy, the unemployment rate and our operations and could materially affect our future consolidated results of operations, financial condition, liquidity, investments and overall performance.  For additional details, see Risk Factors.

Operating Results

As of March 31, 2021, the Company has not generated any revenues.  The Company is expected to generate revenues in the second half of 2021 upon the successful completion of this  offering and the commencement of our operations.

We have not incurred any Operating Expenses for the period since inception through March 31, 2021. The Company will be responsible for its own Operating Expenses, such as property taxes, property insurance, and home ownership association fees beginning on the closing date of this offering.

From the period from inception through March 31, 2021, we incurred a net loss of $5,000 due to accounting and professional fees related to preparing to commence operations and preparing this offering

Liquidity and Capital Resources

As of March 31, 2021, the Company had $5,000 in cash or cash equivalents and, except as indicated below, had no financial obligations.

Plan of Operations.

We intend to list our properties for lease with a real estate broker, if not already rented upon acquisition. The asking rent for the properties is expected to be in the range which is consistent with or below other single family homes in a given market area.

As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The Manager may determine that it is in the best interests of members to sell a property earlier than 5 years or to hold a property for more than 7 years. Additionally, any sale of a property will be subject to lessee rights and we would attempt to time sales with lessee rights in mind, either by timing sales with anticipated lease terminations or by assigning the lease to a new buyer where allowed under applicable laws.

Our Policies for Approving New Tenants

We intend to seek out tenants for our properties who are financially responsible and capable of paying their rent. We will conduct due diligence on prospective tenant applicants by (a) verifying their incomes, (b) running credit checks, (c) performing criminal background checks, and (d) requesting references from previous landlords. While we do not have specific standards for any of these items, we will use these screening methods to determine, prior to approving a lease, whether we believe a potential lessee is financially responsible.

MANAGEMENT

General

The Manager of our Company is Common Dwelling Management LLC, a Delaware limited liability Company.  All of our directors and executive officers are employees of the Manager.  The executive offices of the Manager are located at 14555 Dallas Parkway, Suite 100-298, Dallas, TX 75254,  and the telephone number of the Manager’s executive offices is 214-226-7113.

Executive Officers & Directors

Ty Lee – Managing Member

Biographical Information

As the Managing Director of COMMON GROUND CAPITAL, LLC, Ty Lee brings over 17 years of architectural, construction and development experience to the organization. Ty is best known for creating award winning design, minimizing costs and maximizing operational efficiencies within real estate. For the past 6 years, Ty’s involvement in real estate development projects provided average project level returns of 20%+ IRR and 1.75x+ equity multiples over an average 3 year hold period. In order to achieve these returns for investors, he is hyper focused on creating real estate products in the marketplace that is differentiated through design, exceptional service and institutional precision of execution.

Prior to launching Common Ground Capital, Ty was the Dallas market leader for Triten Real Estate Partners. During his tenure, Mr. Lee was able to maintain positive cash flow for commercial office and retail properties during the COVID-19 crisis. He was also successful in sourcing and closing a $100mm mixed-use development acquisition in a qualified opportunity zone.

Prior to Triten, Mr. Lee managed over $100mm of asset value and worked closely with the principals and executives at CBRE, the world’s largest real estate company. Mr. Lee’s development experience includes commercial and residential asset classes totaling over $500mm.

Ty’s background in architecture and real estate development provides a unique approach to the Fund business plan. Through an institutional approach to market research and analytics combined with award winning design perspective, Mr. Lee intends to create a residential product that will be differentiated within high demand markets.

Mr. Lee will be responsible for the daily operations of the Fund including fund formation, acquisitions/due diligence, property management oversight, dispositions and asset management.

Ty holds a Bachelor of Architecture from the University of Tennessee and is active within the local community serving on various committees within Urban Land Institute.

 The Manager and the Operating Agreement

The Manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

The Manager will perform its duties and responsibilities pursuant to the operating agreement. The Manager will maintain a contractual, as opposed to a fiduciary relationship, with us and our investors. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

The operating agreement further provides that our Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our Company or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the Operating Agreement provides that our Manager will not have any duty (including any fiduciary duty) to our Company or any of the interest holders.

Our Manager has not-sponsored any prior real estate investment programs. Accordingly, this offering circular does not contain any information concerning prior performance of our Manager and its affiliates, which means that you will be unable to assess any results from their prior activities before deciding whether to purchase interests in our Company.

Responsibilities of the Manager

The responsibilities of the Manager include:

•Investment Advisory, Origination and Acquisition Services such as approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•Offering Services such as the development of this offering, including the determination of its specific terms;

•Management Services such as investigating, selecting, and, on our behalf, engaging and conducting business with such persons as the Manager deems necessary to the proper performance of its obligations under the operating agreement, including but not limited to consultants, accountants, lenders, technical Managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, property Managers and any and all persons acting in any other capacity deemed by the Manager necessary or desirable for the performance of any of the services under the operating agreement;

•Accounting and Other Administrative Services such as maintaining accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the Commission and any other regulatory agency, including annual financial statements, and managing and performing the various administrative functions necessary for our day-to-day operations;

•Investor Services such as managing communications with our investors, including answering phone calls, preparing and sending written and electronic reports and other communications;

•Financing Services such as monitoring and overseeing the service of our debt facilities and other financings, if any; and

•Disposition Services such as evaluating and approving potential asset dispositions, sales or liquidity transactions.

Management Compensation

Pursuant to the operating agreement, the Manager, or affiliated entities, may receive fees and expense reimbursements for services relating to this offering and the investment and management of our properties.

Reimbursement of Expenses

Because the Manager’s personnel will perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, the Manager will be reimbursed for the documented cost of performing such tasks.  We will also pay all fees, costs and expenses of the the Company, and of our Company as applicable, other than those specifically required to be borne by the Manager under the operating agreement. These expenses include, but are not limited to:

•expenses associated with the listing of our interests (or any other securities of our Company) on a securities exchange or alternative trading system (“ATS”), if applicable, or with the formation of our Company or any  subsidiary thereof and the offering, issuance and distribution of our interests (or any other securities of our Company), such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

•expenses in connection with the transaction costs incident to the acquisition, origination, disposition and financing of our properties;

•expenses of organizing, revising, amending, converting, modifying or terminating our Company or any  subsidiary thereof;

•costs associated with the establishment and maintenance of any credit facilities, repurchase agreements, and securitization vehicles or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs);

•expenses connected with communications to any lenders and holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with any lenders and holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Commission, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our interests on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our investors and proxy materials with respect to any meeting of our investors;

•expenses incurred by Managers, officers, personnel and agents of the Manager for travel on our behalf and other out-of-pocket expenses incurred by Managers, officers, personnel and agents of the Manager in connection with the purchase, origination, financing, refinancing, sale or other disposition of an asset;

•costs and expenses incurred with respect to market information systems and publications, pricing and valuation services, research publications and materials, and settlement, clearing and custodial fees and expenses;

•compensation and expenses of our custodian and transfer agent, if any;

•all other costs and expenses relating to our business operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of assets, including appraisal, reporting, audit and legal fees;

•all costs and expenses relating to the development and management of our website

•any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise), including any costs or expenses incurred in connection therewith, against us or any subsidiary, or against any trustee, director or executive officer of us or of any subsidiary in his or her capacity as such for which we or any subsidiary is required to indemnify such trustee, director or executive officer by any court or governmental agency; and

•all other expenses actually incurred by the Manager (except as described below) which are reasonably necessary for the performance by the Manager of its duties and functions under the operating agreement.

However, to the extent the Manager advances the fees, costs and expenses that it is not obligated to pay under the operating agreement, our Company will reimburse the Manager for such fees, costs and expenses. Expense reimbursements shall be payable monthly in cash.

Indemnification of the Manager

The operating agreement provides that none of our Manager, any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our Manager nor persons acting at the request of our Company in certain capacities with respect to other entities will be liable to our Company or any interest holders for any act or omission taken by them in connection with the business of our Company that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Company will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving our Company and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Term and Removal of the Manager

The operating agreement provides that the Manager will serve as the Manager for an indefinite term, but that the Manager only be removed as Manager of our Company in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with our Company, by an affirmative vote of two-thirds of our Company’s members. Additionally, the Manager may choose to withdraw as the Manager, under certain circumstances.

The Manager may assign its rights under the operating agreement in its entirety or delegate certain of its duties under the operating agreement to any of its affiliates without the approval of our investors so long as the Manager remains liable for any such affiliate’s performance.

The Manager may withdraw as the Manager if we become required to register as an investment Company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.

In the event of the removal of the Manager, the Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The Manager will determine whether any succeeding Manager possesses sufficient qualifications to perform the management function.

Other than any accrued fees payable to the Manager, no additional compensation will be paid to the Manager in the event of the removal of the Manager.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by our Company. Each of our executive officers, who are also executive officers of the Manager, manages our day-to-day affairs, oversees the review, selection and recommendation of investment opportunities, services acquired properties and monitors the performance of these properties to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from the Manager. We do not intend to pay any compensation to these individuals.

Compensation of the Manager

The Manager will receive compensation in accordance with the terms of the Company’s Operating Agreement, attached hereto as Exhibit 2.2. Neither the Manager nor any of its affiliates will receive any selling commissions or dealer fees in connection with shares issued pursuant to this offering. See “Plan of Distribution and Subscription Procedure—Fees and Expenses” and “Use of Proceeds to Issuer” for further details.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Our Company is managed by Common Dwelling Management, LLC, the Manager. The Manager currently does not own, and at the closing of this offering is not expected to own, any of the interests in the Company.

The Manager or an affiliate of the Manager may purchase interests in the Company on the same terms as offered to investors. No brokerage fee will be paid on any interests purchased by the Manager or its affiliates. Additionally, the Manager may acquire interests in our Company in the event that a promissory note issued to the Manager in connection with the acquisition of a property, if outstanding, is not repaid on or prior to its maturity date, at which point, the outstanding balance of the promissory note will be converted into interests in the Company under the same terms as this offering.

The address of Common Dwelling Management, LLC is 14555 Dallas Parkway, Suite 100-298, Dallas, TX 75254.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

DESCRIPTION OF SECURITIES BEING OFFERED

The following is a summary of the principal terms of, and is qualified by reference to, our operating agreementand the subscription agreements relating to the purchase of the interests offered hereby, which are attached as exhibits to the offering statement of which this offering circular forms a part. This summary is qualified in its entirety by reference to the detailed provisions of those document which should be reviewed in their entirety by each prospective investor. In the event that the provisions of this summary differ from the provisions of the operating agreement or the subscription agreements, as applicable, the provisions of the operating agreement or the subscription agreements, as applicable, shall apply. Capitalized terms used in this summary (and elsewhere in this offering circular) that are not defined herein shall have the meanings ascribed thereto in the operating agreement.

Description of the Interests

Our Company is a limited liability Company formed pursuant to the LLC Act. Our Company has not issued, and does not intend to issue, any class of interests entitled to any preemptive, preferential or other rights that are not otherwise available to the holders purchasing interests in connection with any offering.

Title to the properties will be held our Company or through a Delaware limited liability Company which will be a wholly-owned subsidiary of the Company. An investor who invests in the Company will not have any indirect interest in any property owned by the Company.

All of the interests offered by this offering circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the interests, as determined by the Manager, the holders of such interests will not be liable to our Company to make any additional capital contributions with respect to such interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). holders of interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any interests and no preferential rights to distributions.

The Company will use the proceeds of the offering to repay any promissory notes issued to the Manager or loans taken out or payments made by the Manager to acquire their respective properties pursuant to the respective purchase and sale agreements, as well as pay certain fees and expenses related to the property acquisitions and each offering (please see the “Use of Proceeds to Issuer” sections for each offering for further details).

Further Issuance of interests

Only the Company interests, which are not annotated as closed, are being offered and sold pursuant to this offering circular. The operating agreement provides that our Company may issue interests of the Companyto no more than 2,000 “qualified purchasers” (no more than 500 of which may be non-”accredited investors”). The Manager, in its sole discretion, has the option to issue additional interests (in addition to those issued in connection with any offering) on the same terms as the interests being offered hereunder as may be required from time to time in order to pay any operating expenses related to the applicable property.

Distribution Rights

The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to interest holders except as otherwise limited by law or the operating agreement.

“Free Cash Flow” consists of the net income (as determined under GAAP), including property rental income, generated by the Company plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the property related to the Company. The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the Company.

Our Company expects the Manager to make distributions of any Free Cash Flow on a semi-annual basis as set forth below. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion. For example, the Manager may determine to hold distributions until the effective distribution amount, per investor, equals or exceeds $5.00. In this case, the Manager would accrue these distributions in an escrow account to be distributed once the minimum distribution amount has been reached or exceeded. Investors will be required to update their personal information on a regular basis to make sure they receive all allocated distributions.

Any Free Cash Flow generated by the Company  from the utilization of a property shall be applied within the Company in the following order of priority:

•repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;

•thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future operating expenses; and

•thereafter by way of distribution to interest holders of the Company (net of corporate income taxes applicable to the Company), which may include the Manager or any of its affiliates.

The Company will not distribute a property in kind to its interest holders.

Redemption Provisions

The interests are not redeemable.

Registration Rights

There are no registration rights in respect of the interests.

Voting Rights

The Manager is not required to hold an annual meeting of interest holders. The operating agreement provides that meetings of interest holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings. The investor does not have any voting rights as an interest holder in our Company except with respect to:

(i) the removal of the Manager for cause;

(ii) the dissolution of our Company upon the for-cause removal of the Manager, and

(iii) an amendment to the operating agreement that would:

a. enlarge the obligations of, or adversely effect, an interest holder in any material respect;

b. reduce the voting percentage required for any action to be taken by the holders of interests in our Company under the operating agreement;

c. change the situations in which our Company can be dissolved or terminated;

d. change the term of our Company (other than the circumstances provided in the operating agreement); or

e. give any person the right to dissolve our Company.

When entitled to vote on a matter, each interest holder will be entitled to one vote per interest held by it on all matters submitted to a vote of the interest holders of the Company, as applicable. The removal of the Manager as Manager of our Company must be approved by a Super Majority Vote, that is, an affirmative vote of holders of interests representing at least two thirds of the total votes that may be cast by all outstanding interests, voting together as a single class. All other matters to be voted on by the interest holders must be approved by a majority of the votes cast by interest holders in our Company present in person or represented by proxy.

The consent of the holders of a majority of the interests of the Company is required for any amendment to the operating agreement that would adversely change the rights of the interest holders in the Company, result in mergers, consolidations or conversions of the Company and for any other matter as the Manager, in its sole discretion, determines will require the approval of the holders of the interests of the Company voting as a separate class.

The Manager or its affiliates (if they hold Company interests) may not vote as an interest holder in respect of any matter put to the interest holders. However, the submission of any action of our Company for a vote of the interest holders shall first be approved by the Manager and no amendment to the operating agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to our Company. See “Management” for more information. Except as set forth above, the Manager may amend the operating agreement without the approval of the interest holders to, among other things, reflect the following:

•the merger of our Company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

•a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

•a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of interests;

•a change that the Manager determines to be necessary or appropriate for our Company to qualify as a limited liability Company under the laws of any state or to ensure that the Company will continue to qualify as a corporation for U.S. federal income tax purposes;

•an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent our Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the operating agreement;

•any amendment that the Manager determines to be necessary or appropriate for the formation by our Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the operating agreement;

•a change in the fiscal year or taxable year and related changes; and

•any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the operating agreement provided the Manager determines that those amendments:

•do not adversely affect the interest holders in any material respect;

•are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•are necessary or appropriate to facilitate the trading of interests, to comply with any rule, regulation, guideline or requirement of any securities exchange on which the interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of our Company and the interest holders;

•are necessary or appropriate for any action taken by the Manager relating to splits or combinations of interests under the provisions of the operating agreement; or

•are required to effect the intent expressed in this offering circular or the intent of the provisions of the operating agreement or are otherwise contemplated by the operating agreement.

Liquidation Rights

The operating agreement provides that our Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of our Company; (iii) the entry of a decree of judicial dissolution of our Company; (iv) at any time that our Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all interest holders of our Company following the for-cause removal of the Manager. Under no circumstances may our Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the interests in the profits of our Company).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Company and liquidating its assets. Upon the the Company, the property will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation (as defined in the operating agreement)), and thereafter, (iii) to the interest holders of the Company, allocated pro rata based on the number of interests held by each interest holder (which may include the Manager, any of its affiliates and sellers of the properties and which distribution will be made consistent with any preferences which exist within the Company)

Restrictions on Ownership and Transfer

The interests of the Company are subject to restrictions on transferability. An interest holder may not transfer, assign or pledge its interests without the consent of the Manager. The Manager may refuse a transfer by an interest holder of its interest in a the Company if such transfer would result in (a) there being more than 2,000 beneficial owners in such the Company or more than 500 beneficial owners that are not “accredited investors ,” (b) the assets of the Company being deemed plan assets for purposes of ERISA, (c) a change of U.S. federal income tax treatment of the Company, or (d) our Company, the Manager, or its affiliates being subject to additional regulatory requirements. Furthermore, as the interests are not registered under the Securities Act, transfers of interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws. The transferring interest holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by our Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The Manager or its affiliates will acquire interests in the Company for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this offering circular), transfer these interests, either directly or through brokers, via the Common Dwelling Fund, LLC platform or otherwise.

Additionally, unless and until the interests of our Company are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the interests. There can be no assurance that we will, or will be able to, register the interests for resale and there can be no guarantee that a liquid market for the interests will develop. Therefore, investors may be required to hold their interests indefinitely. Please refer to the operating agreement and the subscription agreement for additional information regarding these restrictions. To the extent certificated, the interests issued in each offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing interests, the investor will be admitted as a member of our Company and will be bound by the provisions of, and deemed to be a party to, the operating agreement. Pursuant to the operating agreement, each investor grants to the Manager a power of attorney to, among other things, execute and file documents required for our Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the operating agreement.

Duties of Officers

The operating agreement provides that, except as may otherwise be provided by the operating agreement, the property, affairs and business of the Company will be managed under the direction of the Manager. The Manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the operating agreement or as may be specified by the Manager.

Our Company may decide to enter into separate indemnification agreements with the directors and officers of our Company or the Manager. If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the operating agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to our Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the operating agreement.

Listing

The interests are not currently listed or quoted for trading on any national securities exchange, national quotation system or alternative trading system.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan (or a plan), subject to the Employee Retirement Income Security Act of 1974, as amended (or ERISA), should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in our interests. Accordingly, among other things, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and corresponding provisions of Section 4975 of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of the Internal Revenue Code). A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the plan that engages in such a non-exempt prohibited transaction may be subject to penalties under ERISA and the Internal Revenue Code. Thus, a plan fiduciary considering an investment in our interests also should consider whether the acquisition or the continued holding of our interests might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor (or the DOL).

The DOL has issued final regulations (or the DOL Regulations) as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment Company registered under the Investment Company Act, the plan’s assets would include, for example, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). Our interests are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We expect our interests to be “widely held” upon completion of the initial public offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with thisoffering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under the operating agreement on the transfer of our interests are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of interests our interests to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that our interests will be “widely held” and “freely transferable,” we believe that our interests will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our interests.

Certain individuals, including us, the Manager and any of their respective affiliates may be parties in interest and disqualified persons with respect to plans subject to ERISA or the Internal Revenue Code. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code may arise if interests of interests are acquired or held by a plan with respect to which we, the Manager or any of their respective affiliates is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may be applicable, however, in certain cases, depending in part on the type of plan fiduciary making the decision to acquire our interests and the circumstances under which such decision is made. Accordingly, each holder of our interests will be deemed to have represented and agreed that its purchase and holding of such interests will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

LEGAL MATTERS

The validity of the interests offered hereby will be passed upon for us by JDT LEGAL PLLC.

WHERE TO FIND ADDITIONAL INFORMATION

This offering circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential investors in the interests are entitled to review copies of any other agreements described in this offering circular and offering circular supplements, if any. In the subscription agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential investors in offerings concerning our Company, the Manager and other matters relating to the offer and sale of the interests under this offering circular. Our Company will afford the potential investors in the interests the opportunity to obtain any additional information to the extent our Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this offering circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the offering circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the offering circular, except as so modified or superseded.

Requests and inquiries regarding the offering circular should be directed to:

Common Dwelling Fund, LLC

14555 Dallas Parkway

Suite 100-298

Dallas, TX 75254

E-Mail: info@common-dwelling.com

Tel: 214.226.7113

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas on July 13, 2021.

COMMON DWELLING FUND LLC
By:	/s/ Ty Lee
Ty Lee
Managing Member

Dated: July 13, 2021

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Ty Lee
Ty Lee
Managing Member

Dated: July 13, 2021

FINANCIAL STATEMENTS

COMMON DWELLING FUND, LLC

Financial Statements

and

Independent Auditor’s Report

March 31, 2021

Common Dwelling Fund, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Common Dwelling Fund, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Common Dwelling Fund, LLC (the Company) as of March 31, 2021 and the related statements of operations, members’ equity, and cash flows for the period from March 2, 2021 (inception) to March 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021, and the results of its operations and its cash flows for the period from March 2, 2021 (inception) to March 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues or profits for the period from March 2,2021 (Inception) to March 31, 2021. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans related to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

1

Haynie & Company Salt Lake City, Utah June 22, 2021

2

COMMON DWELLING FUND, LLC

Balance Sheet March 31, 2021

Assets

Cash	$5,000

Total Assets	$5,000

Liabilities and Members’ Capital

Members’ Equity	$5,000

Total Liabilities and Members’ Equity	$5,000

3

COMMON DWELLING FUND, LLC

Statement of Operations

For the Period from March 2, 2021 (Inception) to March 31, 2021

EXPENSES:

Accounting & Professional Fees	$5,000

Loss from continuing operations	$5,000

NET LOSS	$5,000

4

COMMON DWELLING FUND, LLC

Statement of Changes in Members’ Equity For the Period from March 2, 2021

(Inception) to March 31, 2021

Members’ Equity
BALANCE at March 2, 2021	$-

Contributions:	$10,0000

Net loss	$(5,000)

BALANCE, March 31, 2021	$5,000

5

Common Dwelling Fund, LLC

Statement of Cash Flow

For the period from March 2, 2021 (Inception) to March 31, 2021

2021
Cash flows from operating activities:
Net loss	$(5,000)
Net cash used in operating activities	$(5,000)

Cash flows from financing activities:
Capital Contributions	$10,000
Net cash provided by financing activities	$10,000

Cash and restricted cash at beginning of the period	-
Cash and restricted cash at end of the period	$5,000

6

NOTE 1: NATURE OF OPERATIONS

Common Dwelling, LLC (the “Company”) is a Delaware series limited liability company formed on March 2, 2021 under the laws of Delaware. The Company was formed to permit public investment in single family rental homes.

As of March 31, 2021, the Company has not yet commenced operations. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Company has adopted a calendar year as its fiscal year.

Use of Estimates

The preparation of the financial statement in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed.

The Company will reimburse its Manager up to 2% of the gross offering proceeds per Series offering for offering costs from the proceeds of each Series offering.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value. Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with industry standards for accounting for uncertainty in income taxes recognized in a company’s financial statement, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more- likely-than-not to be sustained upon examination by taxing authorities.

Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statement. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

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NOTE 3: GOING CONCERN

The accompanying consolidated balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues or profits for the period from March 2,2021 (Inception) to March 31, 2021. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. The balance sheet does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: MEMBERS’ EQUITY

The Company is managed by Common Dwelling Management, LLC, a Delaware corporation and managing member of the Company (the “Manager”). Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company and to each of the Company’s series and subsidiaries, if any.

The Manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

Pursuant to the operating agreement, the Manager will receive fees and expense reimbursements for services relating to the Company’s offering, investment management, and management of properties.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Company expects the Manager to make distributions on a semi-annual basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 5: RELATED PARTY TRANSACTIONS

As compensation for the services provided by the manager, each series will be charged the following fees:

Property Leasing Fee

As compensation for the services provided by the manager, the company will be charged a leasing fee equal to one-half of the first month’s rent. No fee will be charged on renewals.

Construction Management Fee

As compensation for the services provided by the manager, the company will be charged a construction management fee equal to seven and one-half percent (7.5%) of the total construction value of any capital improvements made.

Property Disposition Fee

Upon the disposition of a property, the company will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that this disposition fee charged to will

NOTE 5: RELATED PARTY TRANSACTIONS (continued)

range from six to seven percent of the property sale price. Three percent (3%) will be paid to third party brokers and/or affiliates of the manager, which may serve as the real estate broker.

Equity Investment

Common Dwelling Management, LLC contributed a $10,000 cash investment to Common Dwelling Fund, LLC.

NOTE 6: SUBSEQUENT EVENTS

Management has evaluated all subsequent events through June 22, 2021 the date the financial statement was available to be issued. On April 22, The Company engaged Haynie & Company to audit its financial statements. The Company paid Haynie & Company a $2,500 retainer on April 25, 2021. There are no additional material events requiring disclosure or adjustment to the consolidated financial statement.

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PART III: EXHIBITS

Index to Exhibits

Description	Item	Exhibit

Certificate of Organization	Item 17.2	1A-2A
Operating Agreement	Item 17.2	1A-2B
Subscription Agreement	Item 17.4	1A-4
Legal Opinion and Consent of JDT Legal, PLLC	Item 17.12	1A-12

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